                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                              UNITIL CORPORATION
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                              UNITIL CORPORATION
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

UNITIL Corporation
216 Epping Road, Exeter, New Hampshire 03833-4571
- --------------------------------------------------------------------------------
                                                        Telephone . 603/772-0775
                                               Investor Relations . 800/999-6501





                                         March 17, 1995

     Dear Fellow Shareholder,

     The Annual Meeting of Common Shareholders is scheduled to be held on Thursday, April 20, 1995, at 10:30 a.m., at The
     Sheraton Portsmouth Hotel, 250 Market Street, Portsmouth,
     New Hampshire.

     Enclosed you will find a 1994 annual report, a notice of meeting, a proxy statement and a proxy card to be used in connection with the meeting. This year, shareholders are being asked to vote on the election of four Directors.

     We hope that you are able to attend the Annual Meeting. Your vote is important whether you own one share or many. Whether or not you plan to be present, we urge you to sign and promptly return the enclosed proxy card in the envelope provided.

     Thank you for your continued interest in the Company.

                                         Sincerely,

                                         /s/ Peter J. Stulgis

                                         Peter J. Stulgis
                                         Chairman of the Board of Directors
                                         and Chief Executive Officer

UNITIL Corporation
- -------------------------------------------------------------------------------

              - NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS -


                                                    Exeter, New Hampshire
                                                    March 17, 1995

To the Common Shareholders:

  You are hereby notified that the annual meeting of common shareholders of UNITIL Corporation will be held at The Sheraton Portsmouth Hotel, 250 Market Street, Portsmouth, New Hampshire, on April 20, 1995, at 10:30 A.M., for the following purposes:

  1. To elect four Directors.

  2. To act on such other matters as may properly come before the meeting and any adjournments thereof.

  The enclosed form of proxy has been prepared at the direction of the Board of Directors of UNITIL and is sent to you at its request. The persons named in said proxy have been designated by the Board of Directors.

  IF YOU DO NOT EXPECT TO BE PRESENT PERSONALLY AND YOU WISH YOUR STOCK VOTED AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY CARD ENCLOSED HEREWITH BY MAIL IN THE POSTAGE-PAID ENVELOPE, ALSO ENCLOSED. IF YOU LATER FIND THAT YOU CAN BE PRESENT, OR FOR ANY OTHER REASON DESIRE TO REVOKE OR CHANGE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

  The Board of Directors fixed March 6, 1995 as the record date for the determination of those shareholders entitled to notice of and to vote at this meeting and all persons who were holders of record of Common Stock on such date and no others are entitled to notice of and to vote at this meeting and any adjournments thereof.

                                         By Order of the Board of Directors,

                                         Gail A. Siart
                                         Secretary

UNITIL Corporation
216 Epping Road, Exeter, New Hampshire 03833-4571
- --------------------------------------------------------------------------------
                                                        Telephone . 603/772-0775
                                               Investor Relations . 800/999-6501


                                                       March 17, 1995


                                proxy statement

             ANNUAL MEETING OF COMMON SHAREHOLDERS, APRIL 20, 1995

  This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form for use at the 1995 annual meeting of common shareholders of UNITIL Corporation ("UNITIL" or "the Company"). Each proxy can be revoked at any time before it is voted by written notification to the Secretary of UNITIL at the above address prior to the meeting, or in person at the meeting. Every properly signed proxy will be voted unless previously revoked.

  UNITIL presently has seven subsidiaries, Concord Electric Company ("CECo"), Exeter & Hampton Electric Company ("E&H"), Fitchburg Gas and Electric Light Company ("FG&E"), UNITIL Power Corp. ("UNITIL Power"), UNITIL Realty Corp. ("UNITIL Realty"), UNITIL Resources, Inc. ("UNITIL Resources") and UNITIL Service Corp. ("UNITIL Service").

  The annual report of UNITIL for the year 1994 is enclosed herewith and includes financial statements which are not part of this proxy statement.

  The voting securities of UNITIL issued and outstanding on March 6, 1995 consisted of 4,281,140 shares of Common Stock, no par value, entitling the holders thereof to one vote per share. Holders of Common Stock of record on such date are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A majority of the outstanding shares of Common Stock constitutes a quorum.

  Except as set forth below, no person owns of record and, to the knowledge of UNITIL, no person owns beneficially more than five percent of the Common Stock of UNITIL which may be voted at the meeting and any adjournments thereof.

      Name and Address        Shares of Common Stock    Percent of Shares
    of Beneficial Owner         Beneficially Owned         Outstanding
- --------------------------------------------------------------------------------
   Charles H. Tenney II              267,808 (1)              6.20%
      300 Friberg Parkway
      Westborough, MA
      01581

- --------------------------------------------------------------------------------
NOTES:

  (1) Based on information provided by Mr. Tenney. See notes 2, 3 and 8 to the table below under the heading "As to the Election of Directors."

  The twelve Directors and the officers of UNITIL as a group have beneficial ownership as of March 1, 1995 of 312,001 shares (7.29%) of Common Stock, of which they have direct beneficial ownership of 156,832 shares (3.66%), which excludes options to purchase 119,266 shares (2.79%) pursuant to the exercise of those options, and indirect beneficial ownership of 155,169 shares (3.63%). To the knowledge of UNITIL, each of said Directors and officers has voting and investment power with respect to the shares directly owned. With regard to certain of the indirect beneficial ownership by said group, see the footnotes to the table contained in the section of this proxy statement entitled "AS TO THE ELECTION OF DIRECTORS" setting forth certain information about the Directors of UNITIL.

  Assuming a quorum is present, the favorable vote of a majority of the shares of Common Stock represented and voting will be required for approval of all matters, including the election of Directors, which may come before the meeting.

                        -------------------------------
                        AS TO THE ELECTION OF DIRECTORS
                        -------------------------------


  The By-Laws of UNITIL provide for a Board of between nine and fifteen Directors divided into three classes, each class being as nearly equal in number as possible, and each with their respective terms of office arranged so that the term of office of one class expires in each year, at which time a corresponding number of Directors is elected for a term of three years. UNITIL currently has twelve Directors. Upon the retirement of Endicott Smith, who will not stand for re-election this year as a Director, the UNITIL Board will consist of eleven directors.

- --------------------------------------------------------------------------------
                    Information About Nominees for Directors

  Each nominee has been a member of the Board of Directors since the date indicated. Proxies will be voted for the persons whose names are set forth below unless instructed otherwise. If any nominee shall be unable to serve, the proxies will be voted for such person as may be designated by management to replace such nominee. Each of the nominees has consented to being named in this proxy statement and to serve if elected. Unless otherwise indicated, all shares shown represent sole voting and investment power.

                                                        Common Stock Owned
                                                   Beneficially on March 1, 1995 (1)
                                        Director   -----------------------------
                                         Since                Shares
- ------------------------------------------------------------------------------------
MICHAEL J. DALTON, AGE 54                 1984          52,383 (2)(3)(5)(6)
- ------------------------------------
  President and Chief Operating
  Officer of UNITIL.

G. ARNOLD HAYNES, AGE 66                  1992          2,444
- ------------------------------------
  President and Principal of Haynes
  Management, Inc., Wellesley Hills,
  MA (real estate development and
  management).

J. PARKER RICE, JR., AGE 69               1992          1,015
- ------------------------------------
  Director, former President and
  Treasurer of Hyland/Rice Office
  Products, Inc., Fitchburg, MA
  (office products dealer).

- --------------------------------------------------------------------------------
            Information About Nominees for Directors . . . continued

                                                   Common Stock Owned
                                              Beneficially on March 1, 1995 (1)
                                     Director -----------------------------
                                      Since              Shares
- -------------------------------------------------------------------------------
JOAN D. WHEELER, AGE 57                1994               1,000
- ------------------------------------
  Owner of the Russian Gallery,
  Marblehead, MA (art gallery
  specializing in works on paper and
  crafts from artists living and
  working in Russia). Ms. Wheeler is
  a former Director of Shaw's
  Supermarkets, Inc. (1979-1987) and
  of Granite Bank (1984-1989),
  Keene, NH, and a former Trustee of
  Franklin Pierce College. She is
  also Moderator of the Hollis-
  Brookline (NH) School District.

- --------------------------------------------------------------------------------
           Information About Directors Whose Terms of Office Continue

                                                                 Common Stock Owned
                                                            Beneficially on March 1, 1995 (1)
                                      Director   Term to    -----------------------------
                                       Since     Expire                Shares
- ---------------------------------------------------------------------------------------------
DOUGLAS K. MACDONALD, AGE 66          1984       1996          924
- ---------------------------------
  Retired since 1988. Prior
  to his retirement, Mr.
  Macdonald was Vice
  President and Controller
  of UNITIL and President of
  CECo.

PETER J. STULGIS, AGE 44              1984       1997          43,866 (2)(3)(5)(7)
- ---------------------------------
  Chairman of the Board and
  Chief Executive Officer of
  UNITIL.

CHARLES H. TENNEY II, AGE 76          1984       1996          267,808 (2)(3)(4)(5)(8)
- ---------------------------------
  Retired since 1992. Prior
  to his retirement, Mr.
  Tenney was Chairman of the
  Board and Chief Executive
  Officer of UNITIL and
  FG&E. Mr. Tenney is also
  Chairman of the Board of
  Directors of Bay State Gas
  Company, Westborough, MA
  (natural gas distributor).

CHARLES H. TENNEY III, AGE 47 (4)     1992       1997          2,109
- ---------------------------------
  Elected officer (Clerk) of
  Bay State Gas Company,
  Westborough, MA (natural
  gas distributor).

- -------------------------------------------------------------------------------
  Information About Directors Whose Terms of Office Continue . . . continued

                                                              Common Stock Owned
                                                         Beneficially on March 1, 1995 (1)
                                    Director   Term to   -----------------------------
                                     Since     Expire               Shares
- ------------------------------------------------------------------------------------------
WILLIAM W. TREAT, AGE 76              1984      1996              20,276 (9)
- ----------------------------------
  Lawyer; sole private
  practice, former Director
  and Chairman of the Board
  of Directors of Bank
  Meridian, Hampton, NH, and
  a former Director of
  Amoskeag Bank Shares,
  Inc., Manchester, NH. Mr.
  Treat is also a Director
  of the Colonial Group,
  Inc., Boston, MA
  (investments).

W. WILLIAM VANDERWOLK, JR., AGE 71    1984    1997            14,208 (10)
- ----------------------------------
  Owner of Horizon
  Management, Manchester, NH
  (property and restaurant
  management).

FRANKLIN WYMAN, JR., AGE 73           1992    1997            5,000
- ----------------------------------
  Chairman of the Board and
  Treasurer of Wright Wyman,
  Inc., Boston, MA
  (corporate financial
  consultants). Mr. Wyman is
  a Trustee and Vice
  President of Brookline
  Savings Bank, Brookline,
  MA.

- -------------------------------------------------------------------------------
NOTES:

  Except as otherwise noted, each of the persons named above has held his present position (or another executive position with the same employer) for more than the past five (5) years.

 (1) Based on information furnished to UNITIL by the nominees and continuing Directors.
 (2) Included are 454, 225 and 251 shares which are held in trust for Messrs. Stulgis, Dalton and Tenney, respectively, under the terms of the UNITIL Tax Deferred Savings and Investment Plan ("401(k)"); they have voting power only with respect to the shares credited to their accounts. For further information regarding 401(k), see "Other Compensation Arrangements--Tax-Qualified Savings and Investment Plan" below.
 (3) Included are 36,168, 37,824 and 36,168 shares which Messrs. Stulgis, Dalton and Tenney, respectively, have the right to purchase pursuant to the exercise of options under the Key Employee Stock Option Plan. (See "Other Compensation Arrangements--Key Employee Stock Option Plan").
 (4)   Charles H. Tenney II is the father of Charles H. Tenney III.
 (5) With the exception of Messrs. Stulgis, Dalton and Tenney, who own shares totaling 1.02%, 1.21% and 6.20%, respectively, of the total outstanding shares, no Director or officer owns more than one percent of the total outstanding shares.
 (6) Included are 11,249 shares held by Mr. Dalton jointly with his wife with whom he shares voting and investment power. Included are 46 shares held by Mr. Dalton as custodian for one of his children; he has voting and investment power with respect to such shares.
 (7) Included are 4,648 shares held by Mr. Stulgis jointly with his wife with whom he shares voting and investment power.
 (8) Included are 124,552 shares (2.91%) owned by two trusts of which Mr. Tenney is Co-Trustee with shared voting and investment power; he has a 1/6 beneficial interest in both trusts and disclaims any beneficial ownership of such shares other than such 1/6 beneficial interest.
 (9) Included are 5,386 shares owned by three trusts of which Mr. Treat is Trustee with voting and investment power; he has no beneficial interest in such shares. Also included are 10,500 shares owned by one organization in which Mr. Treat has shared voting and investment power and a 1/3 beneficial interest.
 (10) Included are 3,063 shares owned by a member of Mr. VanderWolk's family; he has no voting or investment power with respect to, and no beneficial interest in, such shares.

  The Board of Directors met five times in 1994. During 1994, Directors attended an average of 95% of all meetings of the Board of Directors held and of all meetings held by all Committees of the Board on which they served, if any.

  Section 17(a) of the Public Utility Holding Company Act of 1935 and Section 16(a) of the Securities Exchange Act of 1934 require the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports of ownership and changes in share ownership with the Securities and Exchange Commission and the American Stock Exchange and to furnish the Company with copies of all Section 17(a) and Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that such forms were not required for those persons, the Company believes that all filing requirements applicable to its officers and directors during 1994 and through March 1, 1995 were met, without exception.

- --------------------------------------------------------------------------------
                           Compensation of Directors

  Members of the Board of Directors who are not officers of UNITIL or any of its subsidiaries receive an annual retainer fee of $7,000 and $500 for each Board meeting attended. Members of the Executive Committee, who are not officers of UNITIL or any of its subsidiaries, receive an annual retainer fee of $2,000 and $400 for each meeting attended. Members of the Audit Committee and Compensation Committee receive an annual retainer fee of $1,000 and $400 for each meeting attended. Those Directors of UNITIL who also serve as Directors of CECo, E&H or FG&E and who are not officers of UNITIL or any of its subsidiaries receive a meeting fee of $100 per subsidiary meeting attended and no annual retainer fee from CECo, E&H or FG&E. All Directors are entitled to reimbursement of expenses incurred in connection with attendance at meetings of the Board of Directors and any Committee on which they serve.

  In 1992, the Company entered into a Senior Advisory Agreement with Charles H. Tenney II. Mr. Tenney was Chief Executive Officer and Chairman of the Board of the Company until his retirement in 1992. The agreement, which is reviewed on an annual basis, provides that Mr. Tenney will be compensated $105,000 per annum for his role as Chairman of the Executive Committee of the Board of the Company, as well as for other advisory services which he will provide. In consideration of this Agreement, Mr. Tenney is waiving all Board-related fees and retainers that he is otherwise entitled to receive as a Director of the Company.

- --------------------------------------------------------------------------------
                      Committees of the Board of Directors

  Executive Committee
- ------------------------------

  The Executive Committee of the Board of Directors held four meetings in 1994. Its members are Charles H. Tenney II (Chairman), Peter J. Stulgis, William W. Treat, W. William VanderWolk, Jr. and Franklin Wyman, Jr. This Committee's responsibility is to review and oversee corporate policies related to the Company's long-range strategic business, financial and operating plans. In addition, the Executive Committee also acts as a nominating committee. In its function as a nominating committee, the committee coordinates suggestions or searches for potential nominees for Board members; reviews and evaluates qualifications of potential Board members; and recommends to the Board of Directors nominees for vacancies occurring from time to time on the Board of Directors. The Committee will consider nominees recommended by shareholders upon timely submission of the names of such nominees with qualifications and biographical information forwarded to the Executive Committee of the Board of Directors.

  Audit Committee
- ------------------------------

  The Audit Committee of the Board of Directors, which held two meetings in 1994, consists of William W. Treat (Chairman), J. Parker Rice, Jr. and W. William VanderWolk, Jr. The duties of this Committee encompass making recommendations on the selection of UNITIL's independent auditors; conferring with such auditors regarding, among other things, the scope of their examination, with particular emphasis on areas where special attention should be directed; reviewing the accounting principles and practices being followed by UNITIL; assessing the adequacy of UNITIL's interim and annual financial statements; reviewing the internal audit controls of UNITIL and its subsidiaries; performing such other duties as are appropriate to monitor the accounting and auditing policies and procedures of UNITIL and its subsidiaries; and reporting to the full UNITIL Board from time to time.

  Compensation Committee
- ------------------------------

  The Compensation Committee of the Board of Directors, which held three meetings in 1994, consists of Charles H. Tenney II (Chairman), J. Parker Rice, Jr. and Endicott Smith. The duties of this Committee include studying and making recommendations to the Board of Directors of UNITIL and the appropriate Board of each of its subsidiaries with respect to salaries and other benefits to be paid to the officers of UNITIL and such subsidiaries.

- --------------------------------------------------------------------------------
          Compensation Committee Interlocks and Insider Participation

  Charles H. Tenney II served as the Chairman of the Compensation Committee during fiscal 1994. Mr. Tenney is the former Chairman of the Board of Directors and Chief Executive Officer of the Company, serving as such until his retirement in April 1992. He currently has a Senior Advisory Agreement with the Company (see "Compensation of Directors") and is also Chairman of the Executive Committee of the Board of Directors.

- --------------------------------------------------------------------------------
                               Director Emeritus

  The Company has a directors' advisory council composed of retired members of the Company's Board of Directors. Each member, known as a Director Emeritus, is appointed yearly by the Board of Directors to render advisory services to the Board. Directors Emeriti have no vote with respect to any matter acted upon by the Board, nor is their presence counted for purposes of determining a quorum. In April, 1995, upon the expiration of his current term as Director, Endicott Smith will be appointed Director Emeritus. Mr. Smith will join Directors Emeriti Richard L. Brickley, Philip H. Bradley and Theodore C. Haffenreffer, Jr. who were appointed to their positions in 1992, 1993 and 1994, respectively. Directors Emeriti receive an annual retainer of $7,000 and $500 for each Board meeting attended, as well as reimbursement for any expenses incurred in connection with attendance at any meeting.

- --------------------------------------------------------------------------------
                      Report of the Compensation Committee

  The overall objective of the Company's Board of Directors, and specifically this Compensation Committee, in setting compensation for UNITIL's executive officers is to foster excellence in the management of the assets of the Company. To help meet this objective, the Committee believes it is important for the Company to provide compensation to its executive officers which varies directly with the performance of the Company and to make payment of annual compensation with both cash and Company stock in place of all cash.

  Accordingly, the Company pays both "base" and "variable" compensation to its officers. The base component of compensation is determined under the UNITIL System's salary matrix which is reviewed from time to time by outside consultants as to its competitiveness. Variable compensation is based on factors that measure the success of the Company for any given year and is governed by the System's Management Performance Compensation Plan ("MPCP") and the profitability of the System's non-utility subsidiary, UNITIL Resources. The factors under the MPCP relate to the earnings of the Company and the rate of return achieved on shareholder-provided equity as well as cost control and the competitiveness of the rates charged to the UNITIL System's utility customers. (See "Other Compensation Arrangements" for a detailed discussion of these factors.) In addition, to further bolster ownership in the Company by the executive officers, the Company, in 1989, instituted a "Key Employee Stock Option Plan" with the approval of the Company's shareholders.

This plan was tailored to emphasize dividend and stock value growth as a prerequisite to the maximization of value to the participants. (See "Other Compensation Arrangements" for a more detailed discussion of this plan.)

  The compensation of the Chief Executive Officer ("CEO"), Peter J. Stulgis, is governed by these same plans and objectives. The base compensation for Mr. Stulgis was increased by approximately 3.1% in 1994 which reflected the percentage increase in the UNITIL System's salary matrix which covers all non-bargaining unit employees. The variable compensation paid to Mr. Stulgis in 1994 was based upon the UNITIL System's operating results for 1993 under the MPCP discussed above and a distribution from a performance pool related to the 1994 results of the System's newly formed non-utility subsidiary, UNITIL Resources. Under the MPCP, Mr. Stulgis received a payment in cash and Company stock which represented 23% of his total compensation. This MPCP payment is formula-driven and reflected the achievement in 1993 of earnings which were above target levels; a rate of return which was in the 72nd percentile of peer companies; cost control results which were at the 100th percentile of peer companies; and residential utility rates which were at the 93rd percentile of the peer group. The distribution from the UNITIL Resources 1994 performance pool was based upon its contribution to System earnings and was equal to 7.9% of his total compensation. In setting the compensation of Mr. Stulgis for 1994, the Committee independently reviewed the current compensation data for over fifty companies which included all of the companies used as the peer group in the Stock Performance Graph shown on the following page. Based upon this review, the Committee found that the total compensation to be paid to the CEO fell within the same range of compensation paid to the CEO's of companies of like size, location and industry, and believes it was appropriately linked to corporate performance.

  The Committee also approved the compensation of UNITIL's other executive officers for 1994 following the principles and procedures outlined in this report.

                                           Compensation Committee Members
                                           ------------------------------------

                                           Charles H. Tenney II, Chairman
                                           J. Parker Rice, Jr.
                                           Endicott Smith

- --------------------------------------------------------------------------------
                    Stock Performance Graph and Information

               ----------------------------------------------
               COMPARATIVE FIVE-YEAR CUMULATIVE TOTAL RETURNS
               ----------------------------------------------

                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
           AMONG TOTAL PEER GROUP, S & P 500 AND UNITIL CORPORATION

Measurement period            TOTAL PEER                      UNITIL
(Fiscal Year Covered)              GROUP     S & P 500   CORPORATION
- ---------------------           --------      --------      --------
1989                            $ 100.00      $ 100.00      $ 100.00
1990                            $  94.51      $  96.90      $  96.21
1991                            $ 123.64      $ 126.36      $ 115.30
1992                            $ 149.03      $ 135.96      $ 136.64
1993                            $ 150.73      $ 149.69      $ 157.96
1994                            $ 136.16      $ 150.59      $ 140.84



                                                       ------------------

                                                         The graph to
                                                         the left
                                                         assumes $100
                                                         invested on
                                                         December 31,
                                                         1989, in each
                                                         category and
                                                         the
                                                         reinvestment
                                                         of all
                                                         dividends
                                                         during the
                                                         period. The
                                                         Peer Group is
                                                         comprised of
                                                         the 11
                                                         investor-owned
                                                         New England
                                                         electric
                                                         utilities.

                                                       ------------------

- -------------------------------------------------------------------------------
                           Compensation of Officers

  The tabulation below shows the compensation UNITIL, or any of its subsidiaries, has paid to its Chief Executive Officer and its most highly compensated officers whose total annual salary and bonus were in excess of $100,000 during the year 1994.

                          --------------------------
                          SUMMARY COMPENSATION TABLE
                          --------------------------

                                                             Long Term Compensation
                                                           --------------------------
                                   Annual Compensation           Awards       Payouts
                         -------------------------------------------------------------------------
 Name and                                          Other   Restricted Option/          All Other
 Principal                       Salary   Bonus   Annual     Stock     SARs    LTIP   Compensation
 Position (1)              Year   ($)    ($) (2) Comp. ($) Awards ($)   (#)   Payouts     ($)
- --------------------------------------------------------------------------------------------------
           (a)             (b)    (c)      (d)      (e)       (f)       (g)     (h)       (i)
- --------------------------------------------------------------------------------------------------
 PETER J. STULGIS (3)      1994 $208,300 $94,394    --         --       --      --     $16,760 (4)
 Chairman of the Board &   1993  202,000  74,307    --         --       --      --
 Chief Executive Officer   1992  174,925  18,914    --         --       --      --

 MICHAEL J. DALTON         1994 $159,600 $61,932    --         --       --      --     $16,575 (5)
 President & Chief         1993  155,000  50,216    --         --       --      --
 Operating Officer         1992  150,200  25,023    --         --       --      --

 GAIL A. SIART (6)         1994 $ 79,033 $24,928    --         --       --      --     $ 3,525 (7)
 Chief Financial Officer,  1993   75,100  17,558    --         --       --      --
 Treasurer & Secretary     1992   68,800   8,099    --         --       --      --

 JAMES G. DALY (6)         1994 $ 76,517 $29,128    --         --       --      --     $ 3,717 (8)
 SENIOR VICE PRESIDENT,    1993   72,150  21,216    --         --       --      --
 UNITIL Service            1992   68,075   4,813    --         --       --      --

 GEORGE R. GANTZ (6)       1994 $ 78,408 $27,228    --         --       --      --     $ 4,012 (9)
 Senior Vice President,    1993   75,050  19,558    --         --       --      --
 UNITIL Service            1992   71,750   7,151    --         --       --      --
- --------------------------------------------------------------------------------------------------

NOTES:

  (1) Officers of the Company also hold various positions with subsidiary companies. Compensation for those positions is included in the above table.
  (2) Bonus amounts for the years 1993 and 1994 are comprised of Management Performance Compensation Program (MPCP) cash and stock awards (see "Other Compensation Arrangements") and distributions from the System's non-utility subsidiary, UNITIL Resources (see "Other Compensation Arrangements").
  (3) Mr. Stulgis was elected Chairman of the Board and named Chief Executive Officer in April, 1992.
  (4) All Other Compensation for Mr. Stulgis for the year 1994 includes the company's contribution to the Tax Qualified Savings and Investment Plan ("401(K)"), company funding of Supplemental Executive Retirement Plan ("SERP"), Supplemental Life Insurance payment, and Group Term Life Insurance payment, valued at $4,500, $5,410, $6,136 and $714, respectively.
  (5) All Other Compensation for Mr. Dalton for the year 1994 includes, 401(K) company contribution, company funding of SERP, Supplemental Life Insurance payment and Group Term Life Insurance payment, valued at $4,500, $7,968, $2,558, and $1,549, respectively.
  (6) Ms. Siart was named Chief Financial Officer of the Company and Senior Vice President of UNITIL Service in December 1994. Mr. Daly and Mr. Gantz were named Senior Vice Presidents of UNITIL Service in December, 1994.
  (7) All Other Compensation for Ms. Siart for the year 1994 includes 401(K) company contribution, Supplemental Life Insurance payment and Group Term Life Insurance payment, valued at $3,016, $369 and $140, respectively.
  (8) All Other Compensation for Mr. Daly for the year 1994 includes 401(K) company contribution, Supplemental Life Insurance payment and Group Term Life Insurance payment, valued at $3,067, $517 and $134, respectively.
  (9) All Other Compensation for Mr. Gantz for the year 1994 includes 401(K) company contribution, Supplemental Life Insurance payment and Group Term Life Insurance payment, valued at $3,067, $732 and $214, respectively.

- --------------------------------------------------------------------------------
                        Other Compensation Arrangements

  In 1988, in order to enhance quality of service and shareholder value, UNITIL adopted a management performance compensation program ("MPCP") for certain management employees, including Executive Officers. The MPCP provides for awards to be calculated annually and paid in a combination of cash and UNITIL Common Stock. Awards are based on the following criteria: (i) UNITIL's performance as measured by (a) the achievement of earnings per share sufficient to provide adequate coverage of common dividends paid, (b) return on common equity measured over a three-year performance period as compared to that achieved by a specified group of other electric utility companies, (c) cost per customer measured over a two-year performance period as compared to that of a specified group of other electric utility companies, and (d) residential electric rates measured over a one-year performance period as compared to residential electric rates of a specified group of other electric utility companies; and (ii) achievement of annual individual performance goals. Target incentive awards are established each year for individuals participating in MPCP and are calculated as a percentage of the individual's assigned base salary range midpoint. The target incentive awards for participants range from 10% to 25% of salary range midpoints. Depending on UNITIL meeting its objectives and the achievement of annual individual performance goals, individuals can receive from 0% of their target award to 150% of their target award. A discretionary award may also be made to certain management employees in recognition of their contribution to the profitability of the System's non-utility subsidiary, UNITIL Resources. Amounts paid under these arrangements to Executive Officers during 1994 are shown in column (d) in the Summary Compensation Table shown on the preceding page.

  In 1989, the shareholders ratified the Key Employee Stock Option Plan ("Option Plan"). The Option Plan is administered by a committee appointed by the Board of Directors which is comprised of members of the Board who are not eligible to receive grants under the Option Plan (the "Committee"). The Committee selects key management employees, including Executive Officers, of UNITIL and its subsidiaries who will receive grants under the Option Plan, the amount or number of shares of UNITIL Common Stock subject to each grant, the terms and conditions of each grant and whether and to what extent key employees who receive grants will be allowed or required to defer receipt of any grant upon the occurrence of specified events, subject to certain limitations contained in the Option Plan. The maximum exercise period for any option is ten years, and no options may be granted under the Option Plan more than ten years after its adoption.

  Options granted under the Option Plan may be either incentive stock options or non-qualified stock options. The option price per share granted under the Option Plan is determined by the Committee, but will not be less than: (i) in the case of an incentive stock option, 100% of the fair market value of the shares of UNITIL Common Stock subject to the option as of the date the option is granted; and (ii) in the case of a non-qualified stock option, at least 85% of the fair market value of the shares of UNITIL Common Stock subject to the option as of the date the option is granted. For purposes of the Option Plan, "fair market value" means, as of the applicable date, the closing price of UNITIL Common Stock on the American Stock Exchange ("AMEX"), or, if no sales took place on such day, the closing price on the most recent day on which selling prices were quoted.

  Upon the exercise of any option by an employee and upon payment of the option price for shares of UNITIL Common Stock as to which the option was granted (the "Primary Shares"), UNITIL will cause to be delivered to such employee (i) the Primary Shares and (ii) the number of shares of UNITIL Common Stock (the "Dividend Equivalent Shares") equal to the dollar amount of dividends which would have been paid on the Primary Shares (and previously accrued Dividend Equivalent Shares) had they been outstanding, divided by the fair market value of UNITIL Common Stock determined as of the record date for each dividend.

  The Option Plan authorizes the Committee to provide in the award agreements that the participant's right to exercise the options provided for therein will be accelerated upon the occurrence of a "Change in Control" of UNITIL. The term "Change in Control" is defined in substantially the same manner as in the Severance Agreements, which are described below. All of the award agreements entered into with participants in the Option Plan to date contain such a "Change in Control" provision. Each award agreement also provides that, upon the exercise of an option on or after a Change in Control, UNITIL shall pay to the optionee, within five business days, a lump sum cash amount equal to the economic benefit of the optionee's outstanding options and associated dividend equivalents that the optionee would have received had the option remained unexercised until the day preceding the expiration of the grant.

  The table below provides information with respect to options to purchase shares of the Company's Common Stock exercised in fiscal 1994 and the value of unexercised options granted in prior years under the Option Plan to the named executive officers in the Summary Compensation Table and held by them as of December 31, 1994. No options were granted in fiscal 1994 to any of the named Executive Officers. The Company has no compensation plan under which Stock Appreciation Rights (SARs) are granted.

   --------------------------------------------------------------------------
   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR (FY) AND FY-END OPTION/SAR
                                     VALUES
 -----------------------------------------------------------------------------

                           Shares           Number of Unexercised      Value of Unexercised
                          Acquired  Value      Options/SARs at     In-the-Money Options/SARs at
                             on    Realized     FY-End (#) (1)              FY-End ($)
          Name            Exercise   ($)    ---------------------- ----------------------------
                            (#)
            Exercisable/                Exercisable/
           Unexercisable                Unexercisable
- -----------------------------------------------------------------------------------------------
          (a)               (b)      (c)             (d)                       (e)
- -----------------------------------------------------------------------------------------------
PETER J. STULGIS            --       --     exercisable    24,000  exercisable      $   169,920
Chairman of the Board &                     unexercisable     0    unexercisable        $0
Chief Executive Officer
- -----------------------------------------------------------------------------------------------
MICHAEL J. DALTON           --       --     exercisable    24,000  exercisable      $   165,360
President &                                 unexercisable     0    unexercisable        $0
Chief Operating Officer
- -----------------------------------------------------------------------------------------------
GAIL A. SIART               --       --     exercisable     2,078  exercisable       $ 13,882
Chief Financial Officer,                    unexercisable     0    unexercisable        $0
Treasurer & Secretary
- -----------------------------------------------------------------------------------------------
JAMES G. DALY               --       --     exercisable     2,032  exercisable       $ 10,180
Senior Vice President,                      unexercisable     0    unexercisable        $0
UNITIL Service
- -----------------------------------------------------------------------------------------------
GEORGE R. GANTZ             --       --     exercisable     2,078  exercisable       $ 13,882
Senior Vice President,                      unexercisable     0    unexercisable        $0
UNITIL Service
- -----------------------------------------------------------------------------------------------

NOTES:
  (1) Amounts listed in column (d) in the table above do not include non-preferential dividend equivalents associated with options outstanding.
- --------------------------------------------------------------------------------

  UNITIL maintains a tax-qualified defined benefit pension plan and related trust agreement (the "Retirement Plan"), which provides retirement annuities for eligible employees of UNITIL and its subsidiaries. Since the Retirement Plan is a defined benefit plan, no amounts were contributed or accrued specifically for the benefit of any officer of UNITIL under the Retirement Plan. Directors of UNITIL who are not and have not been officers of UNITIL or any of its subsidiaries are not eligible to participate in the Retirement Plan.

  The table on the following page sets forth the estimated annual benefits (exclusive of Social Security payments) payable to participants in the specified compensation and years of service classifications, assuming continued active service until retirement. The average annual earnings used to compute the annual benefits are subject to a $150,000 limit.

                               ------------------
                               PENSION PLAN TABLE
                               ------------------

                                               ANNUAL PENSION
       Average Annual Earnings   -------------------------------------------
         Used for Computing       10 Years   20 Years   30 Years   40 Years
               Pension           of Service of Service of Service of Service
- ----------------------------------------------------------------------------
              $100,000             20,000     40,000     50,000     55,000
               125,000             25,000     50,000     62,500     68,750
               150,000             30,000     60,000     75,000     82,500
               175,000             35,000     70,000     87,500     96,250

  The present formula for determining annual benefits under the Retirement Plan's life annuity option is (i) 2% of average annual salary (average annual salary during the five consecutive years out of the last twenty years of employment that give the highest average salary) for each of the first twenty years of benefit service, plus (ii) 1% of average annual salary for each of the next ten years of benefit service and (iii) 1/2% of average annual salary for each year of benefit service in excess of thirty, minus (iv) 50% of age 65 annual Social Security benefit (as defined in the Retirement Plan), and (v) any benefit under another UNITIL retirement plan of a former employer for which credit for service is given under the Retirement Plan. A participant is eligible for early retirement at an actuarially reduced pension upon the attainment of age 55 with at least 15 years of service with UNITIL or one of its subsidiaries. A participant is 100% vested in his benefit under the Retirement Plan after 5 years of service with UNITIL or one of its subsidiaries. As of January 1, 1995, Executive Officers Stulgis, Dalton, Siart, Daly and Gantz had 15, 27, 12, 6 and 11 credited years of service, respectively, under the Retirement Plan.

  Effective January 1, 1987, UNITIL Service adopted a Supplemental Executive Retirement Plan ("SERP"), a non-qualified defined benefit plan. SERP provides for supplemental retirement benefits to executives selected by the Board of Directors of UNITIL Service (the "UNITIL Service Board"). At the present time, Messrs. Stulgis and Dalton are eligible for SERP benefits upon attaining normal or early retirement eligibility. The formula for determining annual benefits under SERP at normal retirement date is based on a participant's final average earnings less the participant's benefits payable under the Retirement Plan and less other retirement income payable to such participant by UNITIL. Early retirement benefits are available to a participant, with the UNITIL Service Board's approval, if the participant has attained age 55 and completed 15 years of service. The above computation is adjusted, if the participant has not attained age 62 by the early retirement date, by multiplying 60% of the participant's final average earnings by a fraction, the numerator of which is the years of actual service and the denominator of which is the service the participant would have completed if the participant had remained employed by UNITIL until age 62. Should a participant elect to begin receiving early retirement benefits under SERP prior to attaining age 62, the benefits are reduced by 2% for each year that commencement of benefits precedes attainment of age 62. If a participant terminates employment for any reason prior to retirement (as defined in the SERP), the participant will not be entitled to any benefits under the SERP. A participant receiving benefits or entitled to receive benefits will forfeit his benefits if he engages in competition with UNITIL Service or is discharged for cause or performs acts of willful malfeasance or gross negligence in a matter of material importance to UNITIL Service. Benefits under the SERP are to be paid from the general assets of UNITIL Service. Under the SERP, Messrs. Stulgis and Dalton would be entitled to receive an annual benefit of $71,401 and $64,187, respectively, assuming their normal retirement at age 65 and that their final average earnings are equal to the average of their respective three consecutive years of highest compensation prior to the date hereof.

  In 1988, UNITIL and certain subsidiaries entered into severance agreements (the "Severance Agreements") with certain management employees, including Executive Officers, of UNITIL and its subsidiaries. The Severance Agreements are intended to help assure continuity in the management and operation of UNITIL and its subsidiaries in the event of a proposed "Change in Control". Each Severance Agreement only becomes effective upon the occurrence of a Change in Control of UNITIL as defined below. Upon the effectiveness of the Severance Agreements, each employee's stipulated compensation and benefits, position, responsibilities and other conditions of employment may not be reduced during the thirty-six month period following a Change in Control. In the event of such a reduction, the employee is entitled to a severance benefit which is described hereafter. A "Change in Control" is defined as occurring when (i) UNITIL receives a report on Schedule 13D filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, disclosing that any person, group, corporation, or other entity (except UNITIL or a wholly-owned subsidiary of UNITIL), is the beneficial owner, directly or indirectly, of 25% or more of UNITIL Common Stock; (ii) any person, group, corporation, or other entity (except UNITIL or a wholly-owned subsidiary of UNITIL), after purchasing UNITIL Common Stock in a tender offer or exchange offer, becomes the beneficial owner, directly or indirectly, of 25% or more of UNITIL Common Stock; (iii) the shareholders of UNITIL approve any consolidation or merger in which UNITIL is not the continuing or surviving corporation or pursuant to which the shares of UNITIL Common Stock would be converted into cash, securities or other property or any sale, exchange or other transfer of all or substantially all of UNITIL's assets; or (iv) there is a change in a majority of the members of the UNITIL Board of Directors within a twenty-five month period unless approved by two-thirds of the Directors then still in office who were in office at the beginning of the twenty-five month period.

  In the event of a Change in Control each Severance Agreement further provides that in the event (i) the employee's employment is terminated by UNITIL, or the appropriate subsidiary, with the exception of a termination because of the employee's acceptance of a position with another company or for cause (as defined in the Severance Agreement); or (ii) the employee terminates employment due to (a) reduction in the employee's position and responsibilities with UNITIL, or the appropriate subsidiary, (b) reduction in the employee's total compensation, (c) assignment to a location more than fifty miles from the employee's current place of employment, (d) liquidation, merger, or sale of all the assets of UNITIL, unless the successor corporation has a net worth at least equal to that of UNITIL and assumes UNITIL's obligations under the Severance Agreements, or (e) any other material breach of the Severance Agreement by UNITIL, or the appropriate subsidiary, the employee is entitled to a severance benefit. The amount payable to the employee upon the occurrence of any of the foregoing events is a lump sum cash amount, payable within five business days of such termination (with the exception noted below), equal to (i) the present value of three years' base salary and bonus; (ii) the present value of the additional amount the employee would have received under the Retirement Plan if the employee had continued to be employed for such thirty-six month period;
(iii) the present value of contributions that would have been made by UNITIL or its subsidiaries under the TDSIP if the employee had been employed for such thirty-six month period; and (iv) the economic benefit on any outstanding UNITIL stock options and associated dividend equivalents, assuming such options remained unexercised until the day preceding the expiration of the grant, including the spread on any stock options that would have been granted under the Option Plan if the employee had been employed for such thirty-six month period. Generally, the spread on any stock options which would have been granted under the Option Plan shall be paid within five business days after the expiration of the thirty-six month period. Each Severance Agreement also provides for the continuation of all employee benefits for a period of thirty-six months, commencing with the month in which the termination occurred. In addition, pursuant to each Severance Agreement, UNITIL is required to make an additional payment to the employee sufficient on an after-tax basis to satisfy any additional individual tax liability incurred under Section 280G of the Internal Revenue Code of 1986, as amended, in respect to such payments.

               ----------------------------------------------
               AS TO OTHER MATTERS TO COME BEFORE THE MEETING
               ----------------------------------------------


  The Board of Directors does not intend to bring before the meeting any matters other than the one referred to above and knows of no other matters which may properly come before the meeting. If any other matters or motions come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

  The Board of Directors has selected and employed the firm of Grant Thornton as UNITIL's independent certified public accountants to audit UNITIL's financial statements for the fiscal year 1995. A representative of the firm will be present at the meeting and will be available to respond to appropriate questions. It is not anticipated that such representative will make a prepared statement at the meeting; however, he will be free to do so if he so chooses.

  Any proposal submitted by a shareholder of UNITIL for inclusion in the proxy material for the 1996 annual meeting of shareholders must be received by UNITIL at its office in Exeter, New Hampshire, not later than December 20, 1995.

- --------------------------------------------------------------------------------
                  Solicitation, Revocation and Use of Proxies

  Shares of UNITIL Common Stock represented by properly executed proxies received by UNITIL prior to or at the meeting will be voted at the meeting in accordance with the instructions specified on the proxies. If no instructions are specified on such proxies, shares will be voted FOR the election of the nominees for Directors. Abstentions and non-votes will have the same effect as negative votes.

  Any UNITIL shareholder who executes and returns a proxy has the power to revoke such proxy at any time before it is voted by filing with the Secretary of UNITIL, at the address of UNITIL set forth above, written notice of such revocation or a duly executed proxy bearing a later date, or by attending and voting in person at the meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

  UNITIL will bear the costs of solicitation by the Board of Directors of proxies from UNITIL shareholders. In addition to the use of the mail, proxies may be solicited by the Directors, officers and employees of UNITIL by personal interview, telephone, telegram or otherwise. Such Directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and UNITIL may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection therewith.
                                         By Order of the Board of Directors,

                                         Gail A. Siart
                                         Secretary

- --------------------------------------------------------------------------------
UNITIL will furnish without charge to any shareholder entitled to vote and to any beneficial owner of shares entitled to be voted at the annual meeting of common shareholders, to be held April 20, 1995, a copy of its annual report on Form 10-K, including financial statments and schedules thereto, required to be filed with the Securities and Exchange Commission for the fiscal year 1994, upon written request to Gail A. Siart, Chief Financial Officer, UNITIL Corporation, 216 Epping Road, Exeter, New Hampshire 03833-4571.

- --------------------------------------------------------------------------------

                              UNITIL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P

R       The undersigned, revoking all previous proxies, hereby appoints MICHAEL
   J. DALTON, GAIL A. SIART and PETER J. STULGIS, and each of them, proxies with O power of substitution to each, to vote for the undersigned at the Annual
   Meeting of Common Shareholders of UNITIL Corporation (the "Company") to be
X held at The Sheraton Portsmouth Hotel, 250 Market Street, Portsmouth, New Hampshire on Thursday, April 20, 1995, at 10:30 A.M. and at any and all
Y adjournments thereof, with all powers the undersigned would possess if personally present and voting and particularly with respect to the matters set forth on the reverse side hereof.

        PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE HEREOF AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE FOUR DIRECTORS LISTED IN ITEM 1.

1. TO ELECT FOUR DIRECTORS:

NOMINEES: MICHAEL J. DALTON, G. ARNOLD HAYNES, J. PARKER RICE, JR., JOAN D.
          WHEELER


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED
ABOVE.
            FOR                WITHHOLD
        [_] ALL            [_] FROM ALL
            NOMINEES           NOMINEES


[_]
   --------------------------------------
   For all nominees except as noted above.


          MARK HERE              MARK HERE
        FOR ADDRESS            IF COMMENTS
         CHANGE AND  [_]          AND NOTE  [_]
       NOTE AT LEFT                 HEREON


PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

PLEASE RETURN THIS PROXY PROMPTLY.


Signature:                                   Date:
          -----------------------------------     ------------------

Signature:                                   Date:
          -----------------------------------     ------------------